Exhibit 99.1

Echo Global Logistics Announces First Quarter 2012 Results

CHICAGO, April 26, 2012 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended March 31, 2012.

“Echo delivered strong financial and operating performance in the first quarter,” said Doug Waggoner, Chief Executive Officer of Echo.  Waggoner added, “The fundamentals of our business are very strong, contributing to another record quarter in both total revenue and net revenue.”

First Quarter Highlights

•                  Total revenue was $168.6 million, an increase of 30.2% from the first quarter of 2011.

•                  Non-GAAP operating income totaled $5.0 million, an increase of 44.5% from the first quarter of 2011.*

•                  Non-GAAP operating margin was 15.4%, up 176 bps from the first quarter of 2011.*

•                  Non-GAAP net income increased 42.9% from the first quarter of 2011 to $3.1 million.*

•                  Non-GAAP Fully Diluted EPS increased 41.3% from the first quarter of 2011 to 14 cents per share.*

* All non-GAAP measures exclude the effects of changes in contingent consideration payable. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended March 31,
Amounts in 000,000s, except per share data	2012	2011	% change
	(unaudited)
Revenue
Transactional	$115.9	$87.2	32.9%
Enterprise	52.7	42.2	24.8%
Total Revenue	168.6	129.4	30.2%

Net revenue	32.7	25.5	28.0%

Operating expenses
Commissions	9.5	7.7	23.4%
General and administrative	16.2	12.4	30.0%
Depreciation and amortization	2.0	1.9	4.2%
Total operating expenses (1)	27.7	22.0	25.4%

Non-GAAP Operating income (1)	5.0	3.5	44.5%

Other expense	0.1	0.0	200.5%
Non-GAAP Income before taxes (1)	4.9	3.5	42.9%

Income taxes (1)	1.8	1.3	42.9%

Non-GAAP net income (2)	3.1	2.2	42.9%

Non-GAAP Fully Diluted EPS (2)	$0.14	$0.10	41.3%
Diluted shares	22.8	22.5

Reconciliation to GAAP Operating Income, Operating Margin, Net income and EPS
Non-GAAP Operating Income (1)	5.0	3.5	44.5%
Change in contingent consideration payable	0.3	0.1	200.5%
Operating Income	5.3	3.6	49.3%

Non-GAAP Operating Margin (1)	15.4%	13.6%	176	bps
Effect of change in contingent consideration payable	1.0%	0.5%	58	bps
Operating Margin	16.4%	14.1%	234	bps

Non-GAAP Net Income (2)	3.1	2.2	42.9%
Change in contingent consideration payable, net of tax effect	0.2	0.0	201.0%
Net Income	3.3	2.2	47.8%

Non-GAAP Fully Diluted EPS (2)	$0.14	$0.10	41.3%
Change in contingent consideration payable, net of tax effect	0.01	0.0	197.7%
Fully Diluted EPS	$0.15	$0.10	46.0%

Operating Metrics
Net revenue margin	19.4%	19.7%	(34	)bps
Operating margin (% of net revenue) (1)	15.4%	13.6%	176	bps

Shipment volume	383,838	314,777	21.9%
Number of enterprise clients	185	154	20.1%
Total employees	1,154	997	15.7%
Salaried employees	403	347	16.1%
Commissioned sales employees	501	419	19.6%
Sales agents	250	231	8.2%
Less Than Truckload (LTL) Revenue %	46.3%	49.9%	(365	)bps
Truckload (TL) Revenue %	42.9%	41.7%	121	bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable

“Our growth in total revenue and profitability has been impressive as we execute our strategy,” said Dave Menzel, Chief Financial Officer of Echo. “We continue to focus on the development of our people and capabilities to enable us to better serve our clients with a full range of multi-modal transportation and logistics solutions.”

Business Outlook

“We are off to a good start in 2012 and anticipate continued growth in both revenue and earnings as the year progresses,” stated Waggoner. “Based on the performance we have seen to date, we re-affirm our previously announced 2012 guidance of revenue in the range of $740 to $780 million and Fully Diluted EPS before the tax effected changes in contingent consideration payable of $0.68 to $0.76 per share.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on Thursday, April 26, 2012, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, and Dave Menzel, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and provide conference ID “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable. We believe that Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
REVENUE	$168,569,105	$129,445,571

COSTS AND EXPENSES
Transportation costs	135,899,327	103,919,616
Selling, general, and administrative expenses	25,283,944	19,989,273
Depreciation and amortization	2,029,277	1,948,054
INCOME FROM OPERATIONS	5,356,557	3,588,628
OTHER EXPENSE	(109,636)	(36,338)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,246,921	3,552,290
INCOME TAX EXPENSE	(1,935,131)	(1,310,891)
NET INCOME	$3,311,790	$2,241,399

Basic net income per share	$0.15	$0.10
Diluted net income per share	$0.15	$0.10

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2012	2011
	(Unaudited)
Cash and cash equivalents	$48,218,176	$47,007,309
Accounts receivable, net of allowance for doubtful accounts	89,154,373	89,191,456
Prepaid expenses	4,123,870	4,634,612
Other current assets	155,978	800,648
Total long term assets	58,987,318	58,864,061
Total assets	$200,639,715	$200,498,086

Accounts payable – trade	$56,546,652	$59,949,927
Current maturities of capital lease obligations	121,961	175,166
Other liabilites	9,544,419	10,474,434
Deferred income taxes	3,154,196	2,979,483
Long term liabilities	7,658,816	7,597,478
Stockholders’ equity	123,613,671	119,321,598
Total liabilities and stockholders’ equity	$200,639,715	$200,498,086

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$4,425,117	$2,525,609

Net cash used in investing activities	(2,189,822)	(2,891,259)

Net cash provided by (used in) financing activities	(1,024,428)	345,748

Increase/(decrease) in cash and cash equivalents	1,210,867	(19,902)
Cash and cash equivalents, beginning of period	47,007,309	43,218,164
Cash and cash equivalents, end of period	$48,218,176	$43,198,262

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services, delivered on a proprietary technology platform, serving the transportation and logistics needs of its clients. Echo maintains a web-based technology platform that compiles and analyzes data from its network of over 24,000 transportation providers to serve its clients’ shipping and freight management needs. Echo procures transportation and provides logistics services for clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

The Echo Global Logistics, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5293

Source: Echo Global Logistics, Inc.

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415 - 9324

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